EXHIBIT 32.1

In connection with the accompanying Quarterly Report of Hillholm Acquisition Inc. (the “Company”) on Form 10-QSB for the quarter ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shawn Pecore, in my capacities set forth below of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 14, 2008

/s/ Shawn Pecore

Shawn Pecore, President

(as Principal Executive Officer and Principal Financial Officer)